Aflac Incorporated Form 8-K
EXHIBIT 99.1

Frederick J. Crawford Joins Aflac Incorporated as
Executive Vice President and Chief Financial Officer

COLUMBUS, Ga. - June 24, 2015 - Aflac Incorporated (NYSE: AFL) announced today that it has hired Frederick J. Crawford as executive vice president and chief financial officer, reporting to Aflac Chairman and Chief Executive Officer Daniel P. Amos. In his new role, which will be effective June 30, 2015, Crawford will be responsible for overseeing the financial management of company operations.

As previously announced, Kriss Cloninger III will remain as president of Aflac Incorporated, with a particular emphasis on capital and strategic planning, as well as helping the company grow the business while ensuring solid profitability. Cloninger will also be working closely with Crawford as he assumes the chief financial officer role.

Crawford brings nearly three decades of financial and leadership experience to Aflac. Most recently, he served as executive vice president and chief financial officer of CNO Financial Group since 2012. Prior to that, he spent more than a decade at the Lincoln Financial Group serving in roles of progressive responsibility, including as executive vice president and chief financial officer as well as leading Corporate Development and Investments. Before joining Lincoln Financial Group, he also held leadership positions at Bank One Corporation. Crawford received his bachelor of arts degree from Indiana State University and a master of business administration degree from the University of Iowa, where he currently serves as an advisory board member with the Finance Department at its Tippie College of Business.
Aflac Incorporated Chairman and Chief Executive Officer Daniel P. Amos commented: “It is exciting to welcome such a well-respected leader and seasoned insurance executive with Fred’s financial acumen and breadth of experience to our organization. Fred’s appointment emphasizes our continued focus on disciplined financial management and our ongoing commitment to building a leadership team to enable us to achieve our long-term growth aspirations. I am confident that Fred will be a valuable contributor to Aflac in the coming years.”

Regarding his new role as executive vice president and chief financial officer, Crawford commented: “It is a tremendous opportunity for me to join Aflac at such an exciting time. As I embark on my new role, I look forward to applying the experience I’ve gathered and opportunities I’ve been given to build on the reputation Aflac has established for transparency and financial strength.”

About Aflac
When a policyholder gets sick or hurt, Aflac pays cash benefits fast. For nearly six decades, Aflac insurance policies have given policyholders the opportunity to focus on recovery, not financial stress. In the United States, Aflac is the leading provider of voluntary insurance at the work site. Through its trailblazing One Day PaySM initiative, Aflac U.S. can receive, process, approve and disburse payment for eligible claims in one business day. In Japan, Aflac is the leading provider of medical and cancer insurance and insures one in four households. Aflac individual and group insurance products help provide protection to more than 50 million people worldwide. For nine consecutive years, Aflac has been recognized by Ethisphere magazine as one of the World's Most Ethical Companies. In 2015, Fortune magazine recognized Aflac as one of the 100 Best Companies to Work For in America for the 17th consecutive year. Also, in 2015, Fortune magazine included Aflac on its list of Most Admired Companies for the 14th time, ranking the company No. 1 in innovation for the insurance, life and health category. Aflac Incorporated is a Fortune 500 company listed on the New York Stock Exchange under the symbol AFL. To find out more about Aflac and One Day Pay℠, visit aflac.com or espanol.aflac.com.
Forward-Looking Information
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. We desire to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC).
Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as "expect," "anticipate," "believe," "goal," "objective," "may," "should," "estimate," "intends," "projects," "will," "assumes," "potential," "target" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements. We caution readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements: difficult conditions in global capital markets and the economy; governmental actions for the purpose of stabilizing the financial markets; defaults and credit downgrades of securities in our investment portfolio; exposure to significant financial and capital markets risk; fluctuations in foreign currency exchange rates; significant changes in investment yield rates; credit and other risks associated with Aflac's investment in perpetual securities; differing judgments applied to investment valuations; significant valuation judgments in determination of amount of impairments taken on our investments; limited availability of acceptable yen-denominated investments; concentration of our investments in any particular single-issuer or sector; concentration of business in Japan; decline in creditworthiness of other financial institutions; deviations in actual experience from pricing and reserving assumptions; subsidiaries' ability to pay dividends to Aflac Incorporated; ineffective risk management policies and procedures; changes in law or regulation by governmental authorities; ability to attract and retain qualified sales associates and employees; decreases in our financial strength or debt ratings; ability to continue to develop and implement improvements in information technology systems; interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems; changes in U.S. and/or Japanese accounting standards; failure to comply with restrictions on patient privacy and information security; level and outcome of litigation; ability to effectively manage key executive succession; catastrophic events including, but not necessarily limited to, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, acts of terrorism and damage incidental to such events; ongoing changes in our industry; events that damage our reputation; increased expenses for pension and other postretirement plans; and failure of internal controls or corporate governance policies and procedures.
Analyst and investor contact - Robin Y. Wilkey, 706.596.3264 or 800.235.2667; FAX: 706.324.6330 or rwilkey@aflac.com
Media contact - Catherine Blades, 706.596.3014; FAX: 706.320.2288 or cblades@aflac.com